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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☑ Soliciting Material Pursuant to §240.14a-12

BALLY TOTAL FITNESS HOLDING CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Exhibit 1 attached hereto is a press release announcing the slate of directors to be presented to stockholders for a vote at the Company’s annual meeting on January 26, 2006 and also the appointment of two directors to serve on the Board in seats left vacant by the resignation of two directors earlier this year.
Exhibit 2 attached hereto is a press release announcing the filing of a lawsuit in Delaware seeking to declare a stockholder proposal from Liberation Investments, L.P. as illegal and invalid.
Important Additional Information Will be Filed with the SEC
Bally plans to file with the SEC and mail to its stockholders a Proxy Statement. INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT BALLY. Investors and stockholders will be able to obtain free copies of the Proxy Statement and other documents filed with the Securities and Exchange Commission (the “SEC”) by Bally through the web site maintained by the SEC at www.sec.gov. In addition, investors and stockholders will be able to obtain free copies of the Proxy Statement and other documents filed with the SEC by Bally by directing a request to Bally Total Fitness Holding Corporation, 8700 West Bryn Mawr Avenue, Chicago, Illinois 60631, Attention: Investor Relations: Proxy Request.
A LISTING OF PERSONS WHO MAY BE DEEMED “PARTICIPANTS” IN THE SOLICITATION AND CERTAIN INFORMATION CONCERNING SUCH PERSONS IS SET FORTH IN THE COMPANY’S FILING ON SCHEDULE 14A WITH THE SEC ON OCTOBER 28, 2005, WHICH MAY BE OBTAINED THROUGH THE WEB SITE MAINTAINED BY THE SEC AT www.sec.gov.

EXHIBIT 1

Contact:	BALLY TOTAL FITNESS 8700 West Bryn Mawr Avenue Chicago, IL 60631 www.ballyfitness.com Investors: Janine Warell, (773) 864-6897 Media: Matt Messinger, (773) 864-6850
FOR IMMEDIATE RELEASE
BALLY TOTAL FITNESS ANNOUNCES DIRECTOR SLATE TO INCLUDE TWO
NOMINEES REFERRED BY LARGEST SHAREHOLDER
AND CURRENT DIRECTOR LANGSHUR
Company Also Appoints Two New Board Members
CHICAGO Dec. 5, 2005 — Bally Total Fitness Corporation (NYSE: BFT), the leading operator and provider of health and fitness clubs, products and services, today announced that it intends to include two nominees for director, Charles Burdick and Barry R. Elson, who were referred to the company by Pardus Capital Management, on its slate for the January 2006 shareholder meeting. By slating two nominees recommended by its largest shareholder, the Company seeks to avoid the expense and distraction of a proxy fight.
The Company said it is also re-nominating Eric Langshur, current board member since December 2004 and Chairman of its Audit Committee, for a three-year term that will expire in 2008. Mr. Langshur’s leadership was a key factor in the completion of the Company’s recent financial filings on November 30, 2005.
Bally also announced that its board of directors has appointed Steven S. Rogers and Adam Metz to serve on the board in seats left vacant by the resignation of two Bally directors earlier this year. Mr. Rogers and Mr. Metz have been appointed to fill vacancies in Classes I and II, respectively, of Bally’s classified board of directors. These director classes are scheduled for election in late 2006 and in 2007. Mr. Rogers will serve on the Compensation Committee and Nominating and Corporate Governance Committee and Mr. Metz will serve on the Audit Committee.
“Each of these candidates was evaluated by Russell Reynolds, and all of them bring outstanding backgrounds in business, and a wealth of knowledge and experience to the Bally board. We look forward to their perspective and independent guidance in supporting Bally’s management team as we move the company forward,” said James McAnally, M.D., chairman of the Nominating Committee.

Background on Nominees and Appointments
Charles Burdick is Chief Executive Officer of Hit Entertainment, a London-based production company of children’s TV programming for distribution worldwide. From 1996 to 2004 he served as Chief Executive Officer of Telewest Communications Group Ltd. of Surrey, England and from 1996 to 2002 he was the company’s Chief Financial Officer. From 1990 to 1996, he was Vice President, Finance and Assistant Treasurer at U.S. West in Englewood, CO, and from 1987 to 1990 he was Assistant Treasurer, International for Time Warner, Inc.
Barry Elson is Acting Chief Executive Officer of Telewest Global, Inc. (NASDAQ:TLWT), the successor to Telewest Communications plc. He was Chief Operating Officer of UrbanMedia Communications Corporation in Alpharetta, GA, between 2000 and 2003, and was president of ConectIV in Wilmington, DE from 1997 to 2000. From 1983 to 1997, he was Executive Vice President at Cox Communications in Atlanta, GA.
Eric Langshur is the founder and CEO of TLContact, Inc., a privately held company that delivers innovative patient communications and education services to the healthcare industry. Prior to starting TLContact in 2000, he served as President of Bombardier Aerospace, CAS, where he lead commercial aerospace service operations for a world leader in the design and manufacture of innovative aviation products and services for the business, regional and amphibious aircraft markets. Before Bombardier, Langshur spent 13 years with United Technologies Corporation, where he held a variety of senior management and turnaround positions at Hamilton Sundstrand, Pratt & Whitney and UTC’s corporate office.
Steven Rogers is a professor of finance and management at the Kellogg Graduate School of Management at Northwestern University, Evanston, IL. He is also a director at AMCORE Financial, Inc. (NASD:AMFI), Duquesne Light Holdings, Inc. (NYSE:DQE), S.C. Johnson & Son, Inc., and SUPERVALU, Inc. (NYSE:SVU). Rogers serves on the Finance and Audit Committees of Duquesne Light and SUPERVALU. He serves on the Finance Committee at AMCORE.
Rogers has a nationwide reputation as a speaker on business topics and was named one of the top 12 entrepreneurship professors at U.S. graduate schools by BusinessWeek. From 1989 to 1995, he was owner and president of a lighting equipment and lampshade manufacturing company, which became a Harvard Case Study. He sold the company when he joined the Northwestern faculty. His earlier business experience includes work at Cummins Engine, Consolidated Diesel, and Bain Consulting Group. Rogers is a graduate of Harvard Business School and is a member of Harvard Business School’s Visiting Committee.
Adam Metz is co-founding partner of Polaris Capital, LLC, a Chicago-based consulting and real estate investment firm. He is also a director at General Growth Properties (NYSE:GGP), a real estate investment trust (REIT) and the second-largest owner/operator of malls in the U.S., and Chiasso, a contemporary home furnishing company. At General Growth Properties, he is a member of the Audit Committee, and from 2003 to 2004 served as Chairman of the Audit Committee at AMLI, a publicly traded REIT.

Before founding Polaris, Metz was the Executive Vice President and Chief Investment Officer of Rodamco North America, which owned approximately $6.5 billion in real estate assets, primarily regional shopping malls. Prior to Rodamco, Metz was President of Urban Shopping Centers, a NYSE-listed real estate investment trust (REIT) that was purchased by Rodamco in November 2000. Prior to his position as President, Metz served as the Chief Financial Officer of Urban Shopping Centers.
About Bally Total Fitness
Bally Total Fitness is the largest and only nationwide commercial operator of fitness centers in the U.S., with nearly 440 facilities located in 29 states, Mexico, Canada, Korea, China and the Caribbean under the Bally Total Fitness(R), Crunch Fitness(SM), Gorilla Sports(SM), Pinnacle Fitness(R), Bally Sports Clubs(R) and Sports Clubs of Canada (R) brands. Bally offers a unique platform for distribution of a wide range of products and services targeted to active, fitness-conscious adult consumers.
Important Additional Information Will be Filed with the SEC
Bally plans to file with the SEC and mail to its stockholders a Proxy Statement. INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT BALLY. Investors and stockholders will be able to obtain free copies of the Proxy Statement and other documents filed with the Securities and Exchange Commission (the “SEC “) by Bally through the web site maintained by the SEC at www.sec.gov. In addition, investors and stockholders will be able to obtain free copies of the Proxy Statement and other documents filed with the SEC by Bally by directing a request to Bally Total Fitness Holding Corporation, 8700 West Bryn Mawr Avenue, Chicago, Illinois 60631, Attention: Investor Relations: Proxy Request.
A LISTING OF PERSONS WHO MAY BE DEEMED “PARTICIPANTS” IN THE SOLICITATION AND CERTAIN INFORMATION CONCERNING SUCH PERSONS IS SET FORTH IN THE COMPANY’S FILING ON SCHEDULE 14A WITH THE SEC ON OCTOBER 28, 2005, WHICH MAY BE OBTAINED THROUGH THE WEB SITE MAINTAINED BY THE SEC AT www.sec.gov.

EXHIBIT 2

Contact:	BALLY TOTAL FITNESS 8700 West Bryn Mawr Avenue Chicago, IL 60631 www.ballyfitness.com Investors: Janine Warell, (773) 864-6897 Media: Matt Messinger, (773) 864-6850
FOR IMMEDIATE RELEASE
Bally Total Fitness Files Lawsuit in Delaware Court Seeking to Declare
Stockholder Proposal from Liberation Investments Illegal and Invalid
Company Also Files Federal Suit Alleging Liberation Fails To Disclose Material Facts, Including
Past and Present Business Relationship with Former Bally CEO Lee Hillman
CHICAGO, December 5, 2005 — Bally Total Fitness Corporation (NYSE: BFT), the leading operator and provider of health and fitness clubs, products and services, today announced that it has filed suit against Liberation Investments, L.P., Liberation Investments, Ltd., Liberation Investment Group LLC and Emanuel R. Pearlman in Delaware Chancery Court requesting that Liberation’s recently announced stockholder proposal be declared illegal and invalid. The stockholder proposal, which the group has indicated it plans to introduce at the Company’s annual shareholder meeting scheduled for January 26, 2006, seeks to, among other things, amend the Company’s bylaws to give stockholders the power to remove the Company’s chief executive officer.
Bally’s complaint alleges that the stockholder proposal, “which... purports to eliminate the ability of the Board of Directors... to appoint and remove management, violates the most fundamental concept of Delaware corporate law — i.e., that boards of directors, not stockholders, manage the business and affairs of a corporation.”
The suit argues that in addition to violating Section 141(a) of the General Corporation Law which provides that the “business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors,” the stockholder proposal also conflicts with Bally Total Fitness’ Certificate of Incorporation, which explicitly authorizes the Board to amend the bylaws.
Bally Total Fitness also announced it has filed a federal lawsuit in the U.S. District Court for the District of Delaware alleging that Liberation has filed various disclosure documents with the Securities and Exchange Commission that “contain materially false statements and fail to disclose material facts regarding [their] motives, intentions, and conflicts of interest resulting from their undisclosed associations” with prior management. As outlined in the complaint, “[t]hough Pearlman masquerades as a disinterested investor with the interests of all stockholders at heart,” the fact is that he has long been associated with Bally’s former CEO, Lee Hillman, including serving as a consultant to Bally’s management during Mr. Hillman’s tenure. It was during that tenure that Mr. Hillman has been deemed by Bally’s Audit Committee to have created a “culture that encouraged aggressive accounting,” which ultimately led to the Company’s financial restatements issued on November 30, 2005. The Bally complaint contends that Mr. Pearlman and Mr. Hillman have remained business partners, with Mr. Hillman being part of an investment group that backed Liberation.
Moreover, the complaint contends that Liberation’s disclosure documents, which include the group’s stockholder proposal, also “misrepresent the true purpose and effect of the Stockholder Proposal and fail to disclose the fact that the Stockholder Proposal is illegal on its face and invalid under Delaware law and Bally’s certificate of incorporation.”
As such, the federal lawsuit seeks to, among other things, enjoin Liberation from continuing to disseminate false and misleading information in direct violation of federal securities laws, including applicable proxy laws. It also seeks to enjoin Liberation from representing to shareholders that the Liberation stockholder proposal is valid and from soliciting proxies for this proposal.
According to the federal complaint, “Over the course of the last eighteen months, [Liberation] has engaged in a sustained operation to badger the Company and its Board of Directors, employing a letter-writing and public relations campaign to disparage the Company’s management, structure, intentions, and business plans. [Liberation] has amended their Schedule 13D filings no less than fourteen times during that period to update their ever-evolving positions regarding the Company, and have employed proxy campaigns (both real and threatened), demand letters, and lawsuits to attempt to get their way.”
About Bally Total Fitness
Bally Total Fitness is the largest and only nationwide commercial operator of fitness centers in the U.S., with nearly 440 facilities located in 29 states, Mexico, Canada, Korea, China and the Caribbean under the Bally Total Fitness(R), Crunch Fitness(SM), Gorilla Sports(SM), Pinnacle Fitness(R), Bally Sports Clubs(R) and Sports Clubs of Canada (R) brands. Bally offers a unique platform for distribution of a wide range of products and services targeted to active, fitness-conscious adult consumers.
Forward-looking statements in this release including, without limitation, statements relating to the Company’s plans, strategies, objectives, expectations, intentions, and adequacy of resources, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.
Important Additional Information Will be Filed with the SEC
Bally plans to file with the SEC and mail to its stockholders a Proxy Statement. INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT BALLY. Investors and stockholders will be able to obtain free copies of the Proxy Statement and other documents filed with the Securities and Exchange Commission (the “SEC”) by Bally through the web site maintained by the SEC at www.sec.gov. In addition, investors and stockholders will be able to obtain free copies of the Proxy Statement and other documents filed with the SEC by Bally by directing a request to Bally Total Fitness Holding Corporation, 8700 West Bryn Mawr Avenue, Chicago, Illinois 60631, Attention: Investor Relations: Proxy Request.

A LISTING OF PERSONS WHO MAY BE DEEMED “PARTICIPANTS” IN THE SOLICITATION AND CERTAIN INFORMATION CONCERNING SUCH PERSONS IS SET FORTH IN THE COMPANY’S FILING ON SCHEDULE 14A WITH THE SEC ON OCTOBER 28, 2005, WHICH MAY BE OBTAINED THROUGH THE WEB SITE MAINTAINED BY THE SEC AT www.sec.gov.